SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas 78746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 25, 2005, the Board of Directors of Vignette Corporation (the “Company”) approved certain changes in the compensation of non-employee directors of the Company. The changes include an increase in the annual retainer for serving on the Board from $15,000 to $25,000 (effective on a pro rated basis) as well as a change in the annual stock options granted at the annual meeting. Previously at the annual meeting, each non-employee director received an option to purchase 30,000 shares, and an additional option grant ranging from 1,250 to 15,000 shares for service on any Committee of the Board, provided the non-employee director had served on the Board for at least six months prior to the grant. Under the recently approved changes, at the annual meeting each non-employee director who has served on the board for at least six months will receive options to purchase shares worth $50,000 and a restricted stock award worth $50,000, each as determined by the Company. Both the stock option grant and restricted stock award will be fully vested after one year from the date of grant. The awards will be made pursuant to the 1999 Non-Employee Directors Plan and the 1999 Equity Incentive Plan. The remaining components of directors’ compensation remain unchanged.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: March 3, 2005	By:	/s/ Thomas E. Hogan
Thomas E. Hogan
President and Chief Executive Officer

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